EXHIBIT 4.6

AMENDMENT NO. 2 TO
REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 2 TO REGISTRTION RIGHTS AGREEMENT, dated as of June 15, 2003 (this “Amendment No. 2”), by and among NTL Europe, Inc., a Delaware corporation (the “Company”), and the stockholders listed on the signature page hereto (the “Stockholders”).

WHEREAS, the Company has entered into a Registration Rights Agreement, dated as of January 10, 2003 (the “Agreement”), with the Stockholders, as amended pursuant to Amendment No. 1 to the Agreement, dated as of May 7, 2003 (“Amendment No. 1”).

WHEREAS, pursuant to the Agreement and Amendment No. 1, the Company is required to file, no later than June 15, 2003, with the Commission a Shelf Registration Statement relating to the offer and sale of Registrable Securities by the Holders to the public, from time to time, on a delayed or continuous basis (but not including any underwriting).

WHEREAS, the parties hereto desire to extend the required filing date of the Shelf Registration Statement to December 15, 2003.

Accordingly, the parties hereto agree as follows:

1.        Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2.        Required Filing Date. The definition of Required Filing Date contained in the Agreement and Amendment No. 1 shall be amended and restated in its entirety to read:

          ““Required Filing Date” means December 15, 2003.”

3.        Other Provisions. All other provisions of the Agreement shall remain in full force and effect.

4.        Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Registration Rights Agreement to be executed and delivered by their respective officers thereunto duly authorized.

NTL EUROPE, INC.

By: /s/ Jeffrey A. Brodsky
Name:	Jeffrey A. Brodsky
Title:	President and Chief
Executive Officer

APPALOOSA MANAGEMENT L.P., on behalf of certain funds for which it acts as investment adviser

By: /s/ Ronald Goldstein
Name:	Ronald Goldstein
Title:	Vice President

ANGELO GORDON & CO., L.P., on behalf of its advisory clients

By: /s/ Leigh Walzer
Name:	Leigh Walzer
Title:	Director